Exhibit 10.14

MORGANS HOTEL GROUP

December 26, 2006

Dean Boswell

P.O. Box 619A

Kennebunkport, ME 04046

Dear Dean:

I am pleased to confirm our offer of employment to you as Chief Financial Officer for Morgans Hotel Group Management LLC (the “Company”). Your start date will be February 15, 2007.

Your starting salary will be $200,000 per year ($7,692.31 payable in accordance with our regular bi-monthly pay cycles and subject to appropriate withholdings). We will conduct an annual performance review and re-evaluate your salary based on the results of that review. Your target bonus for 2007 will be up to 50%, pro rated for the length of time you work during 2007. Bonuses are typically paid during the first few months of the following year, and employees must be employed by the Company on the date bonuses are paid to be eligible to receive a bonus.

A full range of comprehensive health and dental care coverage will be provided after three months of continuous service. You will also be eligible to participate in the Company’s 401(k) plan after six months of continuous service.

Notwithstanding the above benefits and provisions, this letter is not to be construed as an implied contract of employment. Additionally, please understand that your employment with the Company is at-will; this means that either you or the Company may terminate your employment at any time, for any reason, with or without cause or notice.

Agreements and conditions of employment are subject to change at any time unilaterally by the employer.

MORGANS HOTEL GROUP LLC 475 TENTH AVENUE NEW YORK CITY NY 10018 PHONE 212 277 4100 FAX 212 277 4290

MORGANSHOTELGROUP.COM NEW YORK MIAMI LOS ANGELES SAN FRANCISCO LONDON

MORGANS HOTEL GROUP

Dean Boswell

December 26, 2006

Page Two

The Immigration Reform and Control Act of 1986 requires us to verify that all newly hired employees are legally eligible to work in the United States and you will need to provide us on your first day of employment with the appropriate required documents.

As a Company employee, you will acquire Confidential Information in the course of your employment. You agree that, in consideration of your employment with the Company, you will treat such Confidential Information as strictly confidential. You will not, directly or indirectly, at any time during your employment with the Company or any time thereafter, and without regard to when or for what reason, if any, such employment shall terminate, use or cause to be used any such Confidential Information, in connection with any activity or business except in the normal course of performing your designated duties for the Company. You shall not disclose or cause to be disclosed any such Confidential Information to any third parties unless such disclosure has been authorized in writing by the Company or except as may be required by regulatory body or governmental body. “Confidential Information” is any Company confidential information not generally known to the public, including but not limited to trade secrets, mailing lists, financial information, business plans and/or policies, methods of operations, customer lists and information, sales and marketing plans, research and development plans, strategic plans, and any other information acquired by your in the course of your employment with the Company that is not readily available to the public.

During the period that you are employed by the Company, and for a period of one (1) year thereafter, regardless of the reason your employment with the Company terminates, you will not directly or indirectly, either individually or through any entity with which you may become associated, cause, solicit, entice or induce any present or future employee of the Company to leave the employ of the Company and/or directly hire or directly or indirectly cause, solicit, entice or induce any present or future employee of the Company to become employed or associated in any capacity with a competitor of the Company.

MORGANS HOTEL GROUP LLC 475 TENTH AVENUE NEW YORK CITY NY 10018 PHONE 212 277 4100 FAX 212 277 4290

MORGANSHOTELGROUP.COM NEW YORK MIAMI LOS ANGELES SAN FRANCISCO LONDON

MORGANS HOTEL GROUP

Dean Boswell

December 26, 2006

Page Three

All information contained in this letter is confidential. This letter describes, in full, the offer that has been extended to you and supersedes any previous verbal offer that may have been made.

Please indicate your acceptance of this offer by signing below and returning the original of this offer letter to me no later than January 2, 2007.

I would like to take this opportunity to wish you success in your new position, and I look forward to working with you.

Very truly yours,

Randy Kwasniewski
President Morgans Hotel Group-Las Vegas

JOB OFFER ACCEPTED BY:	The following points to be discussed in good faith upon acceptance of the employment offer:

	a)	Relocation - A full pack and move relocation, inclusive of automobile transfer and a reasonable time in the hotel to search for suitable living accommodations will be provided by the Company.
Dean Boswell
Date: 12-30-06
	b)	COBRA - The Company will reimburse employee for all interim COBRA coverage during the three month waiting period for comprehensive health and dental care coverage.

MORGANS HOTEL GROUP LLC 475 TENTH AVENUE NEW YORK CITY NY 10018 PHONE 212 277 4100 FAX 212 277 4290

MORGANSHOTELGROUP.COM NEW YORK MIAMI LOS ANGELES SAN FRANCISCO LONDON